                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

                                                           Country, State
                                                             or Province
                                                          of Incorporation
                                                          ----------------
Metallurg International Resources, LLC                    Delaware
Shieldalloy Metallurgical Corporation                     Delaware
Metallurg Services, Inc.                                  New York
MIR (China), Inc. (dormant)                               Delaware
Metallurg (Canada) Limited                                Quebec, Canada
Metallurg Holdings Corporation                            New York
   Metallurg Europe Limited                               England
      London & Scandinavian Metallurgical Co Limited      England
         S. A. Vickers Limited (dormant)                  England
         H. M. I. Limited (dormant)                       England
         Metal Alloys (South Wales) Limited (dormant)     England
         Metalloys Limited (dormant)                      England
         The Aluminium Powder Company Limited             England
            Alpoco Developments Limited (dormant)         England
            Benda-Lutz-Alpoco Sp.zo.o.                    Poland
         M & A Powders Limited (dormant)                  England
         Hydelko AS                                       Norway
      Companhia Industrial Fluminense                     Brazil
   Metallurg (Far East) Limited                           Japan
   Metallurg Mexico S. A. de C. V.                        Mexico
   Metallurg Servicios S de RL de CV                      Mexico
   Caribbean Metals & Alloys Limited (dormant)            Jersey, CI
   Brandau y Cia S. A. (dormant)                          Spain
   Aleaciones Metalurgicas Venezolanas  C. A. (dormant)   Venezuela

Notes
Dormant subsidiaries have no operations.

As at March 30, 2005